UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 21, 2004



                         LIQUIDMETAL TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in its Charter)



           Delaware                        000-31332             20-0121262
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                        25800 Commercentre Dr., Suite 100
                              Lake Forest, CA 92630
               (Address of Principal Executive Offices; Zip Code)

       Registrant's telephone number, including area code: (949) 206-8000

                         LIQUIDMETAL TECHNOLOGIES, INC.

                                    FORM 8-K


Item 4.  Changes in Registrant's Certifying Accountant.

         On May 21, 2004, the Audit Committee of Liquidmetal Technologies, Inc. (the "Registrant") appointed Stonefield Josephson, Inc.("Stonefield Josephson") as the Registrant's independent auditors. A copy of the press release announcing the engagement of Stonefield Josephson is filed as Exhibit 99.1 to this Current Report on Form 8-K.

            During the two most recent fiscal years and through the date of this Current Report on Form 8-K, the Registrant did not consult Stonefield Josephson regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Stonefield Josephson concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).


Item 9.  Regulation FD Disclosure.

The following information is being furnished under Item 9 of Form 8-K: Press release, dated May 24, 2004, by Liquidmetal Technologies, Inc. announcing a new independent auditor and modified management structure.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                        LIQUIDMETAL TECHNOLOGIES, INC.



                                        By: /s/ John Kang
                                            ------------------------------------
                                             John Kang
                                             Chairman, President, and Chief
                                              Executive Officer


Date: May 24, 2004




                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

99.1                       Press Release, dated May 24, 2004, of Registrant.